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                                                                   Exhibit 16.1





January 21, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated January 21, 2004, of Fairfield Inn by Marriott Limited Partnership and are in agreement with the statements contained in the first two paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                              /s/ Ernst & Young LLP
                                              ---------------------
                                              ERNST & YOUNG LLP

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